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                                                                    Exhibit 5(a)

               OPINION AND CONSENT OF SIMPSON THACHER & BARTLETT

                                                               September 4, 1998

Joseph E. Seagram & Sons, Inc.
375 Park Avenue
New York, New York 10152

The Seagram Company Ltd.
1430 Peel Street
Montreal, Quebec
Canada H3A 1S9

Ladies and Gentlemen:

     We are acting as United States counsel to Joseph E. Seagram & Sons, Inc., an Indiana corporation (the "Company"), and The Seagram Company Ltd., a Canadian corporation (the "Guarantor" and, together with the Company, "Seagram"), in connection with the Registration Statement on Form S-3 of Seagram, under the Securities Act of 1933, as amended (the "Act"), being filed today with the Securities and Exchange Commission (the "Registration Statement"), which Registration Statement also constitutes post-effective amendments (the "Post-Effective Amendments") to registration statements on Form S-3 (Registration Nos. 33-42877, 33-42959 and 333-4136) of Seagram, relating to, among other things, the Company's debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness ("Debt Securities"), in one or more series, as well as guarantees of the Guarantor which may be issued in connection with Debt Securities ("Guarantees" and, together with the Debt Securities, the "Securities"), to be issued and sold by Seagram from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $4,520,000,000 (or the equivalent thereof in foreign denominated currencies or composite currencies).

     We have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Seagram, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that (i) the Registration Statement and the Post-Effective Amendments will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (iii) all Securities issued will be issued and sold in compliance with applicable federal, state and Canadian securities laws and solely in the manner stated in the Registration Statement, the Post-Effective Amendments and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Seagram and the other parties thereto and will be governed by the laws of the State of New York; and (v) any securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. With respect to Debt Securities, when (i) all necessary corporate action has been taken by the Company to authorize the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (ii) such Debt Securities have been duly executed, authenticated,
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     issued and delivered in accordance with the laws of the State of Indiana and the State of New York, the provisions of the Indenture dated as of September 15, 1991 among the Company, the Guarantor and The Bank of New York, as Trustee (the "Indenture"), and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the "Board") or by an officer of the Company acting pursuant to authority delegated by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company in accordance with and subject to the terms thereof.

          2. With respect to Guarantees, assuming that the Guarantees are governed by the laws of the State of New York and when (i) all necessary corporate action has been taken by the Guarantor to authorize the issuance and terms of such Guarantees, the terms of the offering thereof and related matters, (ii) such Guarantees have been duly executed, issued and delivered and endorsed on the Debt Securities, if applicable, in accordance with the laws of Canada and the State of New York and the provisions of the applicable agreements relating to the Guarantees, and (iii) the Debt Securities to which such Guarantees relate are executed, authenticated, issued and delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Guarantor or by an officer of the Guarantor acting pursuant to authority delegated by such Board and in accordance with the Indenture, the Guarantees will be validly issued and constitute valid and legally binding obligations of the Guarantor in accordance with and subject to the terms thereof.

     Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. We understand that you are relying upon the opinions dated the date hereof of Goodman Phillips & Vineberg, Canadian counsel for the Guarantor, and Barnes & Thornburg, Indiana counsel for the Company, with respect to matters governed by the laws of Canada and Indiana, respectively. Copies of such opinions are being delivered to you and filed with the Securities and Exchange Commission today as exhibits to the Registration Statement and the Post-Effective Amendments.

     This opinion letter is rendered to you in connection with the above-described transactions. The opinion letter may not be relied upon by you for any other purpose, or relied upon, or furnished to, any other person, firm or corporation without our prior written consent; provided, however, that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the Post-Effective Amendments and to the references to us under the caption "Legal Matters" in the Prospectus forming a part thereof.

     This opinion (including the consent set forth in the preceding paragraph) applies to any Debt Securities and Guarantees registered pursuant to Rule 462(b) under the Act and may be incorporated by reference into any registration statement filed pursuant to such Rule with respect to such Securities.

                                          Very truly yours,

                                          /s/ SIMPSON THACHER & BARTLETT
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                                          SIMPSON THACHER & BARTLETT

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